                                 EXHIBIT N - 8

  Market Shares for Combined Gas and Electric Companies in Illinois and Bordering States
                             Companies Sorted by Revenue

                                                 Revenue                    Share of      Cumulative
Holding Company                              (millions of $)      Rank       Total          Share
----------------------------------------------------------------------------------------------------
Cinergy Corp.                                     5,406             1        22.6%          22.6%
Ameren Corp.                                      3,403             2        14.2%          36.8%
Northern States Power Co.                         3,087             3        12.9%          49.7%
Illinova Corp.                                    2,069             4         8.6%          58.3%
Alliant Energy Corp.                              1,888             5         7.9%          66.2%
NiSource, Inc.                                    1,680             6         7.0%          73.2%
LG&E Energy Corp.                                 1,660             7         6.9%          80.1%
MidAmerican Energy Holdings Co.                   1,600             8         6.7%          86.8%
WPS Resources Corp.                                 713             9         3.0%          89.8%
UtiliCorp United, Inc.                              650            10         2.7%          92.5%
Cilcorp, Inc.                                       541            11         2.3%          94.8%
Minnesota Power, Inc.                               524            12         2.2%          97.0%
SIGCORP, Inc.                                       365            13         1.5%          98.5%
Madison Gas & Electric Co.                          256            14         1.1%          99.6%
St. Joseph Light & Power Co.                         94            15         0.4%          99.9%
Mount Carmel Public Utility Co.                      12            16         0.1%         100.0%

Total                                            23,947
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
                                 EXHIBIT N - 8

Market Shares for Combined Gas and Electric Companies in Illinois and Bordering States
                           Companies Sorted by Assets

                                                 Assets                     Share of      Cumulative
Holding Company                              (millions of $)      Rank       Total          Share
----------------------------------------------------------------------------------------------------
Cinergy Corp.                                     10,650            1        16.5%          16.5%
Ameren Corp.                                       9,225            2        14.3%          30.7%
Northern States Power Co.                          8,110            3        12.5%          43.3%
Illinova Corp.                                     7,803            4        12.1%          55.3%
NiSource, Inc.                                     5,050            5         7.8%          63.1%
Alliant Energy Corp.                               4,756            6         7.4%          70.5%
MidAmerican Energy Holdings Co.                    4,371            7         6.8%          77.2%
LG&E Energy Corp.                                  4,056            8         6.3%          83.5%
UtiliCorp United, Inc.                             3,374            9         5.2%          88.7%
Minnesota Power, Inc.                              2,089           10         3.2%          91.9%
WPS Resources Corp.                                1,751           11         2.7%          94.6%
Cilcorp, Inc.                                      1,452           12         2.2%          96.9%
SIGCORP, Inc.                                      1,092           13         1.7%          98.6%
Madison Gas & Electric Co.                           657           14         1.0%          99.6%
St. Joseph Light & Power Co.                         250           15         0.4%         100.0%
Mount Carmel Public Utility Co.                       17           16         0.0%         100.0%

Total                                             64,703
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
                                 EXHIBIT N - 8

Market Shares for Combined Gas and Electric Companies in Illinois and Bordering States
                      Companies Sorted by Number of Customers

                                                Customers                 Share of      Cumulative
Holding Company                                (thousands)      Rank       Total          Share
----------------------------------------------------------------------------------------------------
Northern States Power Co.                         2,006           1        13.9%          13.9%
Cinergy Corp.                                     1,871           2        13.0%          27.0%
Ameren Corp.                                      1,803           3        12.5%          39.5%
Alliant Energy Corp.                              1,287           4         8.9%          48.4%
MidAmerican Energy Holdings Co.                   1,270           5         8.8%          57.3%
UtiliCorp United, Inc.                            1,199           6         8.3%          65.6%
LG&E Energy Corp.                                 1,119           7         7.8%          73.4%
NiSource, Inc.                                    1,112           8         7.7%          81.1%
Illinova Corp.                                      968           9         6.7%          87.8%
WPS Resources Corp.                                 664          10         4.6%          92.5%
Cilcorp, Inc.                                       396          11         2.8%          95.2%
Madison Gas & Electric Co.                          232          12         1.6%          96.8%
SIGCORP, Inc.                                       230          13         1.6%          98.4%
Minnesota Power, Inc.                               150          14         1.0%          99.5%
St. Joseph Light & Power Co.                         68          15         0.5%          99.9%
Mount Carmel Public Utility Co.                       9          16         0.1%         100.0%

Total                                            14,382
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